UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 19, 2004

Commission File Number:	1-5273-1

Sterling Bancorp

(Exact name of Registrant as specified in its charter)

New York	13-2565216

(State of other jurisdiction of incorporation)	(IRS Employer Identification No.)

650 Fifth Avenue, New York, New York	10019-6108

(Address of principal executive offices)	(Zip Code)

(212) 757- 3300

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

ITEM 5 OTHER EVENTS

On August 19, 2004 the Company issued a press release announcing the declaration of a quarterly cash dividend of $0.19 per common share payable on September 30, 2004 to shareholders of record on September 15, 2004. The press release is included herein as Exhibit 99.1.

ITEM 7 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial Statements of the Business Acquired

Not Applicable

(b)	Pro Forma Financial Information

Not Applicable

(c)	Exhibits

99.1 Press Release dated August 19, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:	August 20, 2004

BY:	/s/ JOHN W. TIETJEN

JOHN W. TIETJEN
Executive Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number
99.1	Press Release dated August 19, 2004